                                   FORM OF
        TEMPORARY RECEIPT-EXCHANGEABLE FOR DEFINITIVE ENGRAVED RECEIPT
                            WHEN READY FOR DELIVERY

                                    [LOGO]
                                    NUMBER
                                 GT


                        RECEIPT FOR DEPOSITARY SHARES,
                 EACH REPRESENTING A 1/10 FRACTIONAL INTEREST
                  IN A 7 1/4% SERIES G CONVERTIBLE CUMULATIVE
                    PREFERRED SHARE OF BENEFICIAL INTEREST,
                           PAR VALUE $.01 PER SHARE
                       (LIQUIDATION PREFERENCE EQUAL TO
                         $25.00 PER DEPOSITARY SHARE)


                 [LOGO OF EQUITY RESIDENTIAL PROPERTIES TRUST]
               ORGANIZED UNDER THE LAWS OF THE STATE OF MARYLAND


                       THIS CERTIFICATE IS TRANSFERABLE
                         IN BOSTON, MA OR NEW YORK, NY

                               CUSIP 29476L 85 9

                           SEE REVERSE FOR CERTAIN
                         RESTRICTIONS AND DEFINITIONS


BankBoston, N.A., as Depositary (the "Depositary"), hereby certifies that



is the registered owner of                                     Depositary Shares

("Depositary Shares"), each Depositary Share representing a 1/10 fractional interest in a 7 1/4% Series G Convertible Cumulative Preferred Share of Beneficial Interest, par value $.01 per share, of Equity Residential Properties Trust, a real estate investment trust organized under the laws of the State of Maryland (the "Trust"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of September 24, 1997 (the "Deposit Agreement"), among the Trust, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Depositary Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized signatory.

Dated:

/S/ Bruce C. Strohm                                       /S/ Douglas Crocker II
     SECRETARY                                                    PRESIDENT


BANKBOSTON, N.A.
Depositary, Transfer Agent and Registrar

/S/
                    Authorized Signature

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                      EQUITY RESIDENTIAL PROPERTIES TRUST

THE DECLARATION OF TRUST ON FILE IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND SETS FORTH A FULL STATEMENT OF
(A) ALL OF THE DESIGNATIONS, PREFERENCES, AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION, AND OTHER RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND (B) THE AUTHORITY OF THE BOARD OF TRUSTEES TO ISSUE ANY PREFERRED OR SPECIAL CLASS IN SERIES, THE DIFFERENCES IN RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES TO THE EXTENT THEY HAVE BEEN SET AND THE AUTHORITY OF THE BOARD OF TRUSTEES TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SERIES OF PREFERRED SHARES OF BENEFICIAL INTEREST. THE DEPOSITARY SHARES REPRESENTING SERIES G PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP FOR THE PURPOSE OF FACILITATING THE TRUST'S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE DECLARATION OF TRUST OF THE TRUST, NO PERSON MAY DIRECTLY OR BENEFICIALLY OWN COMMON SHARES, PREFERRED SHARES AND/OR DEPOSITARY SHARES REPRESENTING SERIES G PREFERRED SHARES IN EXCESS OF THAT NUMBER OF SHARES WHICH EQUALS THE LESSER OF 5% (OR SUCH GREATER PERCENTAGE AS MAY BE DETERMINED BY THE BOARD OF TRUSTEES OF THE TRUST) OF (A) THE NUMBER OF OUTSTANDING EQUITY SHARES OF THE TRUST AND (B) THE VALUE OF OUTSTANDING EQUITY SHARES OF THE TRUST. ANY PERSON WHO BENEFICIALLY OWNS OR ATTEMPTS OR PROPOSES TO BENEFICIALLY OWN COMMON SHARES, PREFERRED SHARES AND/OR DEPOSITARY SHARES REPRESENTING SERIES G PREFERRED SHARES IN EXCESS OF THE ABOVE LIMITATIONS MUST NOTIFY THE TRUST IN WRITING AT LEAST 15 DAYS PRIOR TO SUCH PROPOSED OR ATTEMPTED TRANSFER OR IMMEDIATELY UPON SUCH BENEFICIAL OWNERSHIP RESULTING OTHER THAN FROM SUCH TRANSFER. IF THE RESTRICTIONS ON OWNERSHIP ARE VIOLATED, THE SERIES G PREFERRED SHARES OF BENEFICIAL INTEREST REPRESENTED BY THE DEPOSITARY SHARES REPRESENTED HEREBY WILL BE DESIGNATED AND TREATED AS EXCESS SHARES WHICH WILL BE HELD IN A SPECIAL TRUST BY THE TRUST. IN SUCH EVENT, THE NUMBER OF DEPOSITARY SHARES REPRESENTED HEREBY EQUAL TO THE DEPOSITED SERIES G PREFERRED SHARES CONSTITUTING EXCESS SHARES SHALL BE CANCELED BY THE DEPOSITARY. ALL ITALICIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE DECLARATION OF TRUST OF THE TRUST. THE TRUST WILL FURNISH A COPY OF THE DECLARATION OF TRUST TO ANY HOLDER OF SHARES WITHOUT CHARGE ON WRITTEN REQUEST TO THE TRUST AT ITS PRINCIPAL PLACE OF BUSINESS. THE TRUST WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF A RECEIPT OF A DEPOSITARY SHARE WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE DECLARATION OF TRUST WITH RESPECT TO THE 7 1/4% SERIES G CONVERTIBLE CUMULATIVE PREFERRED SHARES OF THE TRUST. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS CERTIFICATE.


    The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common         UNIF GIFT MIN ACT --
                                                           --------------------
                                                           (Cust)       (Minor)

TEN ENT--as tenants by the entireties         under Uniform Gifts to Minors Act



JT TEN--as tenants with the right             ---------------------------------
        of survivorship and not as                        (State)
        tenants in common             UNIF TRF MIN ACT --
                                                           --------------------
                                                           (Cust)       (Minor)
                                              (until age  ) under Uniform
                                              Transfers to Minors Act



                                              ---------------------------------
                                                          (State)


    Additional abbreviations may also be used though not in the above list.


                                  ASSIGNMENT


For Value Received,                       hereby sell, assign and transfer unto
                    ---------------------


Please insert social security or other
   identifying number of assignee

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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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                                                               Depositary Shares
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represented by the within Receipt, and do hereby irrevocably constitute and appoint

                                                                        Attorney
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to transfer the said Depositary Shares on the books of the within named Trust with full power of substitution in the premises.

Dated
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                                       Signature Guarantee